Exhibit 10.1
PACIFIC ASIA PETROLEUM, INC.

SUBSCRIPTION AGREEMENT FOR SHARES

March 2, 2009

To:           The Board of Directors of Pacific Asia Petroleum, Inc.

Ladies and Gentlemen:

The undersigned, Richard Grigg (“Subscriber”), hereby offers to purchase and subscribe for Nine Hundred Seventy Thousand (970,000) shares (the “Shares”) of the common stock, par value $0.001 per share, of Pacific Asia Petroleum, Inc., a Delaware corporation (the “Corporation”), in exchange for 3,825,000 shares of Ordinary Fully Paid Shares of Sino Gas & Energy Holding Limited (“SG&E Shares”), effective as of the Transfer Date (as defined below).  The Shares are being issued by the Corporation to Subscriber pursuant to an exchange of Subscriber’s interest in Sino Gas & Energy Holding Limited (“SG&E”) for the Shares.  As further consideration for the subscription and purchase of the Shares pursuant to this Agreement, Subscriber hereby represents, warrants and acknowledges to the Corporation as follows:

A.
Subscriber has full power, authority and legal right to enter into this Agreement and transfer the SG&E Shares to the Corporation, Subscriber is the absolute owner and owner or record of the SG&E Shares, and such SG&E Shares are free of any and all liens, claims or other encumbrances.

B.
Subscriber shall do all things reasonable and necessary to transfer the interest in, and the absolute right of legal ownership of, the SG&E Shares to the Corporation as the registered holder of the SG&E Shares in accordance with applicable law, the ASTC Operating Rules and the Constitution of SG&E, including, but not limited to, execution of a proper ASTC transfer, an instrument of transfer in compliance with the Constitution of SG&E, or any other method permitted by applicable law.  The date that the transfer of the absolute right of legal ownership of the SG&E Shares is completed and reflected in the SG&E record books shall be the “Transfer Date.”

C.
Subscriber acknowledges that neither the Corporation nor any its officers, directors, agents or affiliates have made any representation to Subscriber regarding the Corporation, its business or prospects.

D.
Subscriber is purchasing the Shares for investment for Subscriber’s own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  By executing this Agreement, Subscriber represents that Subscriber does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

E.
Subscriber represents and warrants to the Corporation that Subscriber is not a U.S. Person (as defined in Annex A).  Subscriber further makes the representations and warranties to the Corporation set forth on Exhibit A.

F.
Subscriber understands that the Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber’s representations as expressed herein.  The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Shares in accordance with the Corporation’s charter documents or the laws of its jurisdiction of incorporation.

G.
Subscriber understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by Subscriber pursuant hereto, the Shares would be acquired in a transaction not involving a public offering.  The issuance of the Shares hereunder have not been registered under the Securities Act or the securities laws of any state of the U.S. and that issuance of the Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.  Subscriber further acknowledges that if the Shares are issued to Subscriber in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  Subscriber represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Subscriber further agrees to indemnify and hold harmless the Corporation from and against all liability, damage, losses, costs and expenses (including reasonable attorneys’ fees and court costs) which they may incur by reason of any breach of the representations and warranties made by Subscriber herein, or in any document provided by Subscriber to the Corporation.

Subscriber hereby agrees that the Shares will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Additionally, the Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Subscriber consents to the Corporation making a notation on its records or giving instructions to its Transfer Agent in order to implement the restrictions on transfer of the Shares.

[Signature Pages Follow]

The parties have executed this Agreement on the date first set forth above.

RICHARD GRIGG

/s/ Richard Grigg

Address:
                                        c/o Pacific Asia Petroleum, Inc.
                                        250 East Hartsdale Ave.
                                        Hartsdale, NY 10530

AGREED AND ACKNOWLEDGED:

PACIFIC ASIA PETROLEUM, INC.

By:  /s/ Frank C. Ingriselli

Name: Frank C. Ingriselli

Title:  President and CEO
              March 2, 2009

EXHIBIT A

Non U.S. Person Representations

Subscriber, a non-U.S. person, further represents and warrants to the Corporation as follows:

1.           At the time of (a) the offer by the Corporation and (b) the acceptance of the offer by Subscriber, of the Shares, Subscriber was outside the United States.

2.           No offer to acquire the Shares or otherwise to participate in the transactions contemplated by this Agreement was made to Subscriber or its representatives inside the United States.

3.           Subscriber is not purchasing the Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

4.           Subscriber will make all subsequent offers and sales of the Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, Subscriber will not resell the Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Shares’ issuance date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

5.           Subscriber is acquiring the Shares for Subscriber’s own account, for investment and not for distribution or resale to others.

6.           Subscriber has no present plan or intention to sell the Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Shares and is not acting as a distributor of the securities.

7.           Neither Subscriber, its affiliates nor any person acting on Subscriber’s behalf, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Shares at any time after the Shares’ issuance date through the Distribution Compliance Period except in compliance with the Securities Act.

8.           Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares substantially in the form as set forth in the Agreement.

9.           Subscriber is not acquiring the Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

10.           Subscriber has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect Subscriber’s interests in connection with the transactions contemplated by this Agreement.

11.           Subscriber has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Shares.

12.           Subscriber understands the various risks of an investment in the Shares and can afford to bear the risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Shares.

13.           Subscriber has had access to the Corporation’s publicly filed reports with the SEC, if any.

14.           Subscriber has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Corporation, if any, that Subscriber has requested and all such public information is sufficient for Subscriber to evaluate the risks of investing in the Shares.

15.           Subscriber has been afforded the opportunity to ask questions of and receive answers concerning the Corporation and the terms and conditions of the issuance of the Shares.

16.           Subscriber is not relying on any representations and warranties concerning the Corporation made by the Corporation or any officer, employee or agent of the Corporation.

17.           Subscriber will not sell or otherwise transfer the Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

18.           Subscriber understands and acknowledges that the Corporation is under no obligation to register the Shares for sale under the Securities Act.

19.           Subscriber represents that the address furnished by Subscriber in this Agreement is Subscriber’s principal business address.

20.           Subscriber understands and acknowledges that the Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Corporation that has been supplied to Subscriber and that any representation to the contrary is a criminal offense.

21.           Subscriber acknowledges that the representations, warranties and agreements made by Subscriber herein shall survive the execution and delivery of this Agreement and the purchase of the Shares.

ANNEX A

Definition of “U.S. Person”

(1)           “U.S. person” (as defined in Regulation S) means:

(i)           Any natural person resident in the United States;

(ii)           Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)           Any estate of which any executor or administrator is a U.S. person;

(iv)           Any trust of which any trustee is a U.S. person;

(v)           Any agency or branch of a foreign entity located in the United States;

(vi)           Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)           Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)           Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2)           Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a “U.S. person.”

(3)           Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(i)           An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii)           The estate is governed by foreign law.

(4)           Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5)           Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6)           Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:

(i)           The agency or branch operates for valid business reasons; and

(ii)           The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7)           The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”